EXHIBIT 5.1

DORNBUSH SCHAEFFER STRONGIN & VENAGLIA, LLP

747 Third Avenue

New York, New York 10017

                                                                                                                                             August 13, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                        Re:           Forest Laboratories, Inc.
                                         Registration Statement on Form S-8

Gentlemen:

         We have been requested by Forest Laboratories, Inc., a Delaware corporation (the "Company"), to furnish you with our opinion as to the matters hereinafter set forth in connection with the above-captioned registration statement (the "Registration Statement") covering an aggregate of 9,000,000 shares of the Company's common stock, par value $.10 per share (the "Common Stock"), offered on behalf of the Company (the "Shares") in connection with the 2007 Equity Incentive Plan.

         In connection with this opinion, we have examined the Registration Statement and the Company's Certificate of Incorporation and By-laws, as amended to date, the 2007 Equity Incentive Plan, copies of the records of corporate proceedings of the Company, and such other documents as we have deemed necessary to enable us to render the opinion hereinafter expressed.

         Based upon and subject to the foregoing, we are of the opinion that the Shares, when sold in the manner described in the Registration Statement, will be legally issued, fully paid and non-assessable.

         We render no opinion as to the laws of any jurisdiction other than the internal laws of the State of New York and the internal corporate law of the State of Delaware.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                                             Very truly yours,

                                                             DORNBUSH SCHAEFFER STRONGIN & VENAGLIA, LLP

                                                             By: /s/Melissa Cooper, Esq.

                                                                       Melissa Cooper, Esq.